UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2018

OLYMPIC STEEL, INC.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-23320 (Commission File Number)	34-1245650 (IRS Employer Identification No.)

5096 Richmond Road, Bedford Heights, Ohio (Address of Principal Executive Offices)	44146 (Zip Code)

(216) 292-3800

Registrant’s telephone number, including area code

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Succession and Election of Executive Chairman

On September 26, 2018, as part of its CEO succession process, the Board of Directors (the “Board”) of Olympic Steel Inc. (the “Company”) elected Richard T. Marabito as Chief Executive Officer, effective January 1, 2019. Mr. Marabito will succeed Michael D. Siegal, who has served as the Company’s Chief Executive Officer since 1984. Mr. Siegal, who has served as the Chairman of the Board since 1994, will continue in that role and will become Executive Chairman of the Board effective as of January 1, 2019. Mr. Marabito has also been elected to the Board, effective as of January 1, 2019, and will serve in the class of directors whose term expires at the 2019 annual meeting of the Company’s shareholders.

Mr. Marabito, age 55, currently serves as the Company’s Chief Financial Officer. Mr. Marabito joined the Company in 1994 as Corporate Controller and served in this capacity until being named Chief Financial Officer in March 2000. Mr. Marabito also served as Treasurer from 1994 through 2002 and again from 2010 through 2012. Prior to joining the Company, Mr. Marabito served as Corporate Controller for a publicly traded wholesale distribution company and was employed by a national accounting firm in its audit department. Mr. Marabito is a Governance board member of the Make-A-Wish Foundation of Ohio, Kentucky and Indiana and also was the immediate past Chair of its Northeast Ohio regional board. Mr. Marabito served on the Board of Trustees and was the Treasurer for Hawken School in Cleveland, Ohio. Mr. Marabito is also a Vice Chair and Board member of the Metals Service Center Institute and is a past Chair of its Foundation for Education and Research.

In connection with his appointment as Chief Executive Officer, effective January 1, 2019, Mr. Marabito’s annual base salary will be increased to $735,000 and he will be entitled to receive a one-time award of restricted stock units with a grant date value equal to one times his new annual salary.

Effective January 1, 2019, Mr. Siegal’s annual base salary for his role as Executive Chairman of the Board will be $375,000 per year.

CFO Succession

On September 26, 2018, the Board elected Richard A. Manson as Chief Financial Officer, effective January 1, 2019, to succeed Mr. Marabito. In his role as Chief Financial Officer, Mr. Manson will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Manson, age 50, has served as the Company’s Vice President and Treasurer since January 2013 and has been employed by the Company since 1996. From March 2010 through December 2012, Mr. Manson served as Vice President of Human Resources and Administration. From January 2003 through March 2010, Mr. Manson served as Treasurer and Corporate Controller. From 1996 through 2002, Mr. Manson served as Director of Taxes and Risk Management. Prior to joining the Company, Mr. Manson was employed for seven years by a national accounting firm in its tax department. Mr. Manson is a Board Member of the West Side Catholic Center and the Cleveland Catholic Cemeteries Association. Mr. Manson is a certified public accountant and member of the Ohio Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

In connection with his appointment as Chief Financial Officer, effective January 1, 2019, Mr. Manson’s annual base salary will be increased to $425,000 and he will be entitled to receive a one-time award of restricted stock units with a grant date value equal to one-half times his new annual salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL INC.

By:	/s/ Richard T. Marabito
Richard T. Marabito Chief Financial Officer

Date: October 2, 2018